                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 TRIQUINT SEMICONDUCTOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                          TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. BROOKWOOD PARKWAY
                            HILLSBORO, OREGON 97124

                                                                  April 20, 1998

Dear Stockholders:

    Our Annual Meeting of Stockholders will be held on Thursday, May 28, 1998, at 2:00 p.m., local time, at the Company's principal executive offices, located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124. You are invited to attend this meeting to give us an opportunity to meet you personally, to allow us to introduce to you the key management and Directors of your Company and to answer any questions you may have.

    The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Stockholders for the year ended December 31, 1997 are enclosed.

    I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

    If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to meeting you at the Annual Meeting.

                                          Very truly yours,
                                          TRIQUINT SEMICONDUCTOR, INC.

                                                        [LOGO]
                                          STEVEN J. SHARP

                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                          TRIQUINT SEMICONDUCTOR, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1998

TO OUR STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 28, 1998 at 2:00 p.m., local time, at the Company's principal executive offices, located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124, for the following purposes:

    1. To elect six Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified (Proposal No. 1);

    2. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending December 31, 1998 (Proposal No. 2);

    3. To approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of Common Stock that may be issued thereunder by 450,000 shares to a total of 1,250,000 shares as summarized in the attached proxy statement (Proposal No. 3);

    4. To approve the adoption of the TriQuint Semiconductor, Inc. 1998 Employee Stock Purchase Plan, the reservation of 400,000 shares of Common Stock that may be issued thereunder; and the adoption of a provision for an annual increase in the number of shares available for issuance under the Plan on May 1st of each year beginning in 1999 equal to the lesser of: (i) the number of shares of Common Stock needed to restore the number of shares available for purchase to 400,000 or (ii) a lesser amount determined by the Board; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 6, 1998 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                         By Order of the Board of Directors:

                                                 [LOGO]

                                         Edward C.V. Winn
                                         EXECUTIVE VICE PRESIDENT, FINANCE AND
                                         ADMINISTRATION,
                                         CHIEF FINANCIAL OFFICER AND SECRETARY

Hillsboro, Oregon
April 20, 1998

                            YOUR VOTE IS IMPORTANT.
             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
        AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          TRIQUINT SEMICONDUCTOR, INC.
                          2300 N.E. BROOKWOOD PARKWAY
                            HILLSBORO, OREGON 97124

                            ------------------------

                            PROXY STATEMENT FOR 1998
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 28, 1998

SOLICITATION AND REVOCATION OF PROXIES

    The enclosed Proxy is solicited on behalf of the Board of Directors of TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, May 28, 1998 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, located at 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124. The Company's telephone number at that location is (503) 615-9000. All expenses of the Company associated with this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by telephone or telegram. The Company may also retain an outside proxy solicitation firm for which the Company would pay not more than $10,000.

    The two persons named as proxies on the enclosed proxy card, Steven J. Sharp and Edward C.V. Winn, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy card, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR Proposal No. 1 to elect the nominees for Directors proposed by the Board of Directors, FOR Proposal No. 2 to ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company, FOR Proposal No. 3 to approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of Common Stock that may be issued thereunder by 450,000 shares to a total of 1,250,000 shares as described in the "1996 Stock Incentive Program Summary" below and FOR Proposal No. 4 to approve the adoption of the TriQuint Semiconductor, Inc. 1998 Employee Stock Purchase Plan and the reservation of 400,000 shares of Common Stock for issuance thereunder along with a provision for an annual increase in the number of shares available for issuance thereunder as described in the "1998 Employee Stock Purchase Plan Summary" below.

    A proxy may be revoked by a stockholder prior to its exercise by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting of Stockholders. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, were first mailed on or about April 20, 1998 to all stockholders entitled to vote at the meeting.

VOTING AT THE MEETING

    Stockholders of record at the close of business on April 6, 1998 are entitled to notice of, and to vote at, the Annual Meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.001 par value. At the record date, 9,383,976 shares of the Company's Common Stock were issued and outstanding and held by 275 stockholders of record. The closing price of the Company's Common Stock on the record date was $21.25. No shares of the Company's Preferred Stock were outstanding.

    Every stockholder voting for the election of Directors (Proposal No. 1) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. However, no stockholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes.

    On all other matters, each share of Common Stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. If a quorum is present at the Annual Meeting: (i) the six nominees for election as Directors who receive the greatest number of votes cast for the election of Directors shall be elected Directors and (ii) Proposal No. 2 to ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the Company, (iii) Proposal No. 3 to approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of Common Stock that may be issued thereunder by 450,000 shares to a total of 1,250,000 shares as described in the "1996 Stock Incentive Program Summary" below and (iv) Proposal No. 4 to approve the adoption of the TriQuint Semiconductor, Inc. 1998 Employee Stock Purchase Plan and the reservation of 400,000 shares of Common Stock for issuance thereunder along with a provision for an annual increase in the number of shares available for issuance as described in the "1998 Employee Stock Purchase Plan Summary" below will be approved if the proposal receives the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

    With respect to the election of Directors, Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposal No. 2, abstention from voting or nonvoting by brokers will have no effect thereon. With respect to voting on Proposals No. 3 and No. 4, abstention from voting will have the same effect as voting against the proposal and nonvoting by brokers will have no effect thereon.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES

    A board of six Directors is to be elected at the Annual Meeting of Stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently Directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a Director. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a Director will continue until the next Annual

Meeting of Stockholders or until a successor has been elected and qualified. The following table lists the persons nominated by the Board of Directors to be elected as Directors along with certain information:

NAME OF NOMINEE               AGE           POSITION WITH THE COMPANY           SINCE
-------------------------     ---     --------------------------------------  ---------
Steven J. Sharp                   56  President, Chief Executive Officer and       1991
                                        Chairman of the Board
Dr. Paul A. Gary                  57  Director                                     1996
Charles Scott Gibson              45  Director                                     1992
E. Floyd Kvamme                   60  Director                                     1991
Dr. Walden C. Rhines              51  Director                                     1995
Edward F. Tuck                    66  Director                                     1994

    There is no family relationship between any director or executive officer of the Company.

    Mr. Sharp joined the Company in September 1991 as President, Chief Executive Officer and Director. In May 1992 he became Chairman of the Board of Directors. For the prior eight years he had served in various roles associated with venture capital financed semiconductor companies. From April 1988 to June 1989, Mr. Sharp was the founder and served as Chief Executive Officer of Power Integrations, Inc., a semiconductor manufacturing company. Previously, Mr. Sharp was employed for 14 years by Signetics Corporation, a semiconductor manufacturer, and for nine years by Texas Instruments, a semiconductor manufacturer. Mr. Sharp also serves as a director of Power Integrations (an integrated circuit company). He received a B.S. degree in Mechanical Engineering from Southern Methodist University, an M.S. degree in Engineering Science from California Institute of Technology and an M.B.A. from Stanford University.

    Dr. Gary has been a director of the Company since May 1996. From May 1987 until June 1996, Mr. Gary served in various capacities for AT&T Microelectronics, a telecommunications company, with his last position being Vice President of the Netcom IC Business Unit. Mr. Gary retired from AT&T in June 1996. Mr. Gary holds a B.S. degree in Electrical Engineering from Lafayette College, an M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from Stanford University.

    Mr. Gibson has been a director of the Company since September 1992. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. He co-founded Sequent Computer Systems Inc., a computer systems company, in 1983 and served as President from January 1988 to February 1992. From 1976 to 1983, Mr. Gibson was employed at Intel Corporation as General Manager, Memory Components Operations. Mr. Gibson also serves as a director and Chairman of Adaptive Solutions Inc., RadiSys Corporation, Inference Software, Integrated Measurement Systems Corporation, Health Systems Technology, Telemark, and Webridge. Mr. Gibson is also the Chairman of the Board of the Oregon Graduate Institute of Science and Technology. He received a B.S. in Electrical Engineering and an M.B.A. from the University of Illinois.

    Mr. Kvamme has been a director of the Company since May 1991. He was a director of Gazelle Microcircuits, Inc. ("Gazelle"), a predecessor corporation of the Company, from its inception in 1986 to May 1991. He has been a General Partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1984. He is also a director of Photon Dynamics, Inc. (a display equipment company), Harmonic Lightwaves, Inc. (a telecom/cable equipment supplier company), Prism Solutions ( a software company), Power Integrations (an integrated circuit company), and several private companies. He received a B.S. in Electrical Engineering from the University of California at Berkeley and an M.S. in Engineering from Syracuse University.

    Dr. Rhines has been a director of the Company since May 1995. Dr. Rhines has been the President, Chief Executive Officer and a director of Mentor Graphics Corporation ("Mentor"), an electronic design automation company, since 1993. Prior to joining Mentor, Dr. Rhines spent twenty-one years at Texas

Instruments, Inc. ("TI"), with his most recent position having responsibility for directing TI's worldwide semiconductor business as the Executive Vice President of TI's Semiconductor Group. Dr. Rhines holds a B.S. degree in Metallurgical Engineering from the University of Michigan, an M.S. and Ph.D. in Materials Science and Engineering from Stanford University and an M.B.A. from Southern Methodist University.

    Mr. Tuck has been a director of the Company since November 1994. He is a Managing Director of Kinship Venture Management LLP, which is the general partner of Kinship Partners II, a venture capital firm. From January 1986 to May 1995, he was also a Managing Director of Boundary LLP, which is the general partner of the Boundary Fund III, a venture capital fund. Mr. Tuck is Chairman of Endgate Technology Corporation, Chairman of Space Destinations Services, Inc., Vice Chairman of Teledesic Corporation and a director of Applied Digital Access, Inc., Angel Technologies and TeleQual Corporation. Mr. Tuck holds a B.S. degree in Electrical Engineering from the University of Missouri at Rolla and serves on its Board of Trustees.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held a total of seven (7) meetings during fiscal 1997. No director attended fewer than 75 percent of the meetings of the Board of Directors and committees thereof, if any, during the period that he was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no Nominating Committee or any committee performing such functions.

    The Audit Committee consisted of Directors Tuck (Chairman), Kvamme and Gary. The Audit Committee is responsible for overseeing actions taken by the Company's independent accountants and reviews the Company's internal financial controls. The Audit Committee met twice during 1997, with all then current members present at each meeting except Director Gary who was not present at the December meeting.

    The Compensation Committee, which consisted of Directors Kvamme (Chairman), Gibson and Rhines during 1997, is responsible for determining salaries, incentives and other forms of compensation for the executive officers of the Company as well as overseeing the administration of various incentive compensation and benefit plans, including the 1996 Stock Incentive Program. The Compensation Committee met twice during 1997, with all members present at each meeting.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                (PROPOSAL NO. 2)

    The Board of Directors has selected KPMG Peat Marwick LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998, subject to ratification by the stockholders of the Company. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the following resolution ratifying the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

    RESOLVED, that the stockholders of TriQuint Semiconductor, Inc. hereby ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1998.

    KPMG Peat Marwick LLP has audited the Company's financial statements annually since 1991. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
     OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS
          OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                 AMENDMENT TO THE TRIQUINT SEMICONDUCTOR, INC.
                          1996 STOCK INCENTIVE PROGRAM
                                (PROPOSAL NO. 3)

    The Board of Directors has approved an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program (the "Program") to increase the aggregate number of shares of Common Stock that may be issued thereunder by 450,000 shares to a total of 1,250,000 shares. For a description of the Program see "1996 Stock Incentive Program Summary" below.

    The amendment to the Program was adopted by the Board in order to provide additional long-term incentives to all employees of the Company as well as to maintain competitive compensation packages for key employees of the Company. As of April 6, 1998, options to purchase 710,089 shares of the Company's Common Stock have been granted pursuant to the Program, 87,712 of which were vested. This proposal increases the number of shares authorized for issuance under the Program to provide sufficient shares for anticipated grants to be issued to both new and existing employees through May 1999. The Company intends to utilize the options available for grant to attract and retain both executive and other key employees.

    In the absence of contrary specifications, the shares represented by proxies will be voted FOR the following resolution approving the above:

    RESOLVED, that the stockholders of TriQuint Semiconductor, Inc. hereby approve the amendment to the 1996 Stock Incentive Program to increase the aggregate number of shares of Common Stock that may be issued thereunder by 450,000 shares to a total of 1,250,000 shares.

    The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the foregoing resolution. The award of options under the Program is at the discretion of the Compensation Committee of the Board of Directors. See "Executive Compensation--Stock Incentive Program" below.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
              OF THE AMENDMENT TO THE TRIQUINT SEMICONDUCTOR, INC.
                         1996 STOCK INCENTIVE PROGRAM.

                  ADOPTION OF THE TRIQUINT SEMICONDUCTOR, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 4)

    The Board of Directors has approved the adoption of the TriQuint Semiconductor, Inc. 1998 Employee Stock Purchase Plan (the "Purchase Plan"), the reservation of 400,000 shares of Common Stock that may be issued thereunder and the adoption of a provision for an annual increase in the number of shares available for issuance under the plan on May 1st of each year beginning in 1999 equal to the lesser of: (i) the number of shares of Common Stock needed to restore the number of shares available for purchase to 400,000 or (ii) a lesser amount determined by the Board. For a description of the Purchase Plan see "1998 Employee Stock Purchase Plan Summary" below.

    This was adopted by the Board of Directors in order to provide sufficient shares to allow employees the opportunity to purchase shares of the Company's Common Stock through payroll deductions and encourage employee ownership of the Company's Common Stock.

    In the absence of contrary specifications, the shares represented by proxies will be voted FOR the following resolution approving the amendment to the Plan:

    RESOLVED, that the stockholders of TriQuint Semiconductor, Inc. hereby approve the adoption of the 1998 Employee Stock Purchase Plan, the reservation of 400,000 shares of Common Stock for issuance thereunder, and the adoption of a provision for an annual increase in the number of shares available for issuance under the plan on May 1st of each year beginning in 1999 equal to the lesser of:
(i) the number of shares of Common Stock needed to restore the number of shares available for purchase to 400,000 or (ii) a lesser amount determined by the Board.

    The affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to adopt the foregoing resolution.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE TRIQUINT SEMICONDUCTOR, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 6, 1998 as to (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) the Chief Executive Officer and the next four most highly compensated executive officers as of December 31, 1997 (the "Named Executive Officers") and (iv) the Directors and the executive officers as a group.

                                                                                       COMMON STOCK     APPROXIMATE
FIVE PERCENT STOCKHOLDERS, DIRECTORS                                                   BENEFICIALLY     PERCENTAGE
AND CERTAIN EXECUTIVE OFFICERS                                                            OWNED          OWNED (1)
------------------------------------------------------------------------------------  --------------  ---------------
Raytheon TI Systems, Inc.(2)........................................................       844,613            9.00%
  13510 N. Central Expressway
  Dallas, Texas 75243

Lucent Technologies, Inc. (3).......................................................       661,059            7.04%
  600 Mountain Avenue
  Murray Hill, NJ 07974

Steven J. Sharp (4).................................................................       193,483            2.02%

E. Floyd Kvamme (5).................................................................        91,406           *

Edward C. V. Winn (6)...............................................................        43,598           *

Charles Scott Gibson (7)............................................................        34,990           *

Bruce Fournier (8)..................................................................        31,839           *

Walden C. Rhines (9)................................................................        30,000           *

Ronald R. Ruebusch (10).............................................................        23,876           *

Edward F. Tuck (11).................................................................        23,000           *

J. David Pye (12)...................................................................        22,700           *

Paul A. Gary (13)...................................................................         2,000           *

All Directors and executive officers as a group (12 persons) (14)...................       558,536            5.70%

------------------------

   * Less than 1%

 (1) Applicable percentage of ownership is based on 9,383,976 shares of Common Stock outstanding as of April 6, 1998 together with applicable options for such stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission the ("SEC"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 6, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

 (2) The Company has been advised in a Schedule 13-G filed with the SEC on January 22, 1998 by Raytheon TI Systems, Inc., ("RTIS") that on January 13, 1998 the Company issued 844,613 shares of TriQuint Common Stock (the "Shares") to RTIS as partial consideration for the purchase of the Monolithic Microwave Integrated Circuit ("MMIC") operations of the former Texas Instruments' Defense Systems & Electronics Group from RTIS. Pursuant to a requirement for approval of the transaction by the Department of Justice, RTIS entered into a Voting Trust Agreement with State Street Bank and Trust Company on January 13, 1998 with respect to the Shares, which TriQuint issued in the name of "State Street Bank and Trust Company, as Trustee" and delivered to State Street to be held pursuant to the terms of the Voting Trust Agreement. Under the terms of the Voting Trust Agreement, State Street has sole voting power with respect to the Shares. Pursuant to

     Rule 13d-3(a)(2) promulgated under the Securities Exchange Act of 1934, RTIS may be deemed to have sole dispositive power with respect to the Shares.

 (3) The Company has been advised in a Schedule 13-D filed with the SEC on December 11, 1996 by Lucent Technologies, Inc. ("Lucent") as follows:
     Lucent acquired sole voting and dispositive power over 661,059 shares of the Company's Common Stock from AT&T Corp. ("AT&T") on September 27, 1996. The interest in the Company's Common Stock was transferred to Lucent from AT&T pursuant to the Separation and Distribution Agreement dated February 1, 1996 and Amended and Restated as of March 29, 1996 between AT&T, Lucent and NCR Corporation. Lucent's beneficial ownership of 661,059 shares includes 200,000 shares issuable pursuant to a presently exercisable warrant.

 (4) Represents 184,417 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (5) Represents 6,938 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (6) Represents 41,155 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (7) Represents 5,000 shares held by Mr. Gibson's wife and 10,000 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (8) Represents 29,263 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (9) Represents 2,000 shares held by Mr. Rhines wife and daughter and 15,000 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

(10) Represents 22,401 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

(11) Represents 21,000 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

(12) Represents 22,700 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

(13) Mr. Gary is a former employee of the predecessor of Lucent Technologies, Inc., AT&T. Mr. Gary has no shared voting or investment control over the shares of the Company's Common Stock held by Lucent Technologies, Inc.

(14) Represents 413,885 shares issuable pursuant to options exercisable within 60 days of April 6, 1998.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

    The names, ages and positions of the Company's current executive officers are as follows:

                                                                                                              POSITION HELD
NAME                                AGE                     CURRENT POSITION(S) WITH COMPANY                      SINCE
------------------------------      ---      ---------------------------------------------------------------  -------------
Steven J. Sharp                         56   Chairman of the Board of Directors, President and Chief                 1992
                                               Executive Officer
Thomas Cordner                          53   Vice President and General Manager, TriQuint Texas                      1998
Bruce R. Fournier                       41   Vice President, Sales                                                   1994
Donald H. Mohn                          45   Vice President, Telecommunications and Computing                        1995
J. David Pye                            48   Vice President, Manufacturing Operations                                1996
E.K. Ranjit                             48   Vice President, Finance, Treasurer and Assistant Secretary              1996
Ronald R. Ruebusch                      48   Vice President and General Manager, Wireless Communications             1996
Edward C.V. Winn                        59   Executive Vice President, Finance and Administration, Chief             1996
                                               Financial Officer and Secretary

    For information on the business background of Mr. Sharp, see "Nominees for Director" above.

    Mr. Cordner joined the Company as Vice President and General Manager of TriQuint Semiconductor Texas as a result of the January 1998 acquisition of the MMIC Business from Raytheon TI Systems. Mr. Cordner was an employee of Texas Instruments for 32 years before joining TriQuint. He held various management positions at TI engineering and manufacturing. He managed the GaAs Operations Group at Texas Instruments since the technology was transferred from research to production in 1982. Mr. Cordner graduated from the University of Texas at Arlington in 1969 with a B.S. degree in Mathematics.

    Mr. Fournier has held the position of Vice President, Sales since September 1994. Mr. Fournier joined the Company in June 1987 as the Eastern Area Sales Manager. In July 1991, Mr. Fournier was promoted to National Sales Manager, Wireless Products and in January 1994 was promoted to Director of World Wide Sales. Prior to joining the Company, Mr. Fournier was a sales manager for the semiconductor division at Honeywell, SPT. Mr. Fournier received an A.S. degree in Electrical Engineering from the University of Maine in 1977, a B.S. degree in Business Administration from the University of Maine in 1979 and an M.B.A. from the University of Southern Maine in 1982.

    Mr. Mohn joined the Company in June 1995 as Vice President, Telecommunications and Computing. From July 1993 until June 1995, Mr. Mohn was Vice President, Marketing for IC Works, Inc. where he was responsible for product strategy development, tactical marketing, marketing communications and public relations. From 1989 until July 1993, Mr. Mohn held various positions at AT&T Microelectronics, with his last position there being Director/General Manager of the Application Specific Standard Products Group, which he started in 1989 and grew to $100 million in revenue by 1993. Mr. Mohn received a B.S. degree in electrical engineering from the University of Minnesota and an M.B.A. from the University of Dallas, Texas.

    Mr. Pye joined the Company in June 1996 as Vice President, Manufacturing Operations. Prior to joining the Company, Mr. Pye was Vice President and General Manager at VLSI Technology from 1983 to 1986, where he served in various capacities. From 1973 to 1983, Mr. Pye worked at Texas Instruments, Inc., involved in process engineering and process development. Mr. Pye holds a B.A. degree from Napier College of Science and Technology in Edinburgh, Scotland

    Mr. Ranjit joined the Company in May 1991 and from that date until June 1996, served as Corporate Controller and Treasurer. In June 1996, Mr. Ranjit was promoted to Vice President, Finance, Treasurer and Assistant Secretary. From 1986 until May 1991, Mr. Ranjit held various positions at GigaBit Logic, a predecessor of the Company, including Controller, Director of Finance and Corporate Secretary. Previously, Mr. Ranjit spent nine years in various management positions in finance and administration at Mostek Semiconductor and Controltronics, Inc. Mr. Ranjit received an Accounting degree from the University of Calicut, India, a B.S in Business Administration from the University of Texas and is a Certified Public Accountant.

    Mr. Ruebusch joined the Company in May 1996 as Vice President and General Manager, Wireless Communications. From 1993 to 1996, Mr. Ruebusch was Vice President, Semiconductor Product Development at Celeritek, Inc. From 1991 to 1993, Mr. Ruebusch held management positions at Pacific Monolithics. Prior to that, Mr. Ruebusch spent thirteen years in various management positions at Advanced Micro Devices and Signetics Corp. Mr. Ruebusch holds B.S.E.E., M.S.E.E. and M.B.A. degrees from the University of Santa Clara.

    Mr. Winn was a consultant to the Company and Acting Vice President, Computing and Networking from March 1992 to January 1993. In January 1993 he joined the Company as Vice President and General Manager, Computing and Networking and in September 1994 was promoted to Executive Vice President and Chief Operating Officer. In May 1996, Mr. Winn was promoted to Executive Vice President, Finance and Administration and Chief Financial Officer and in December 1996, became the Company's Secretary. From 1985 until December 1991, served in various capacities with Avantek, Inc., a microwave semiconductor company, most recently as Product Group Vice President. Mr. Winn's prior experience includes 14 years with Signetics Corporation, a manufacturer of integrated circuits, where he held various marketing and operations management positions. He received a B.S. in Physics from Rensselaer Polytechnic Institute and an M.B.A. from Harvard University.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information for fiscal years 1997, 1996 and 1995 concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (hereafter referred to as the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                  COMPENSATION
                                                                                                     AWARDS
                                                                 ANNUAL COMPENSATION              -------------
                                                     -------------------------------------------   SECURITIES       ALL OTHER
NAME AND                                                                          OTHER ANNUAL     UNDERLYING     COMPENSATION
PRINCIPAL POSITION                          YEAR      SALARY($)    BONUS($)(1)  COMPENSATION($)    OPTIONS(#)        ($)(2)
----------------------------------------  ---------  ------------  -----------  ----------------  -------------  ---------------
Steven J. Sharp                                1997    268,000         17,818        30,000(3)        107,000           4,232
  Chairman of the Board,                       1996    265,000          2,938        31,704(3)             --           4,239
  President and Chief                          1995    245,463          3,034        33,408(3)             --           2,480
  Executive Officer

Edward C. V. Winn                              1997    216,949         14,386            --            24,000           3,339
  Executive Vice President,                    1996    206,042          2,297            --                --           3,244
  Finance and Administration,                  1995    195,664          2,352            --                --           3,071
  Chief Financial Officer and Secretary

Bruce R. Fournier                              1997    201,165(4)       3,010            --            16,000             362
  Vice President, Sales                        1996    187,267(4)       1,828            --                --             340
                                               1995    163,227(4)       1,240            --                --             206

J. David Pye                                   1997    187,134         12,849        23,424(6)          9,000           1,117
  Vice President,                              1996     81,827(5)         785        28,949(6)         55,000             516
  Manufacturing Operations                     1995         --             --            --                --              --

Ronald R. Ruebusch                             1997    154,592         10,546            --             9,000             510
  Vice President & Gen Manager                 1996     92,308(7)         470       106,897(6)         40,000             490
  Wireless Communications                      1995         --             --            --                --              --

------------------------

(1) Represents payments under the Key Employee Incentive Plan and the Company wide profit sharing program.

(2) Represents premiums for group term life insurance.

(3) Represents forgiveness of Mr. Sharp's relocation loan and associated interest charges (see "Employment Contracts and Change-in-Control Arrangements").

(4) Includes sales commissions of $74,816, $67,709 and $48,472 earned in 1997, 1996, and 1995, respectively.

(5) Includes compensation earned from June 1996 when Mr. Pye joined the Company to the end of fiscal 1996.

(6) Represents reimbursement of relocation expenses.

(7) Includes compensation earned from May 1996 when Mr. Ruebusch joined the Company to the end of fiscal 1996.

STOCK OPTION GRANTS

    The following table contains information concerning the grant of stock options under the Company's 1996 Stock Incentive Program (the "Program") to the Named Executive Officers in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                                                                                      VALUE
                                                       INDIVIDUAL GRANTS(1)                     AT ASSUMED ANNUAL
                                      ------------------------------------------------------          RATES
                                       NUMBER OF                                                  OF STOCK PRICE
                                      SECURITIES     % OF TOTAL                                    APPRECIATION
                                      UNDERLYING   OPTIONS GRANTED                              FOR OPTION TERM(2)
                                        OPTIONS    TO EMPLOYEES IN   EXERCISE    EXPIRATION   ----------------------
NAME                                    GRANTED      FISCAL YEAR    PRICE($/SH.)    DATE        5%($)       10%($)
------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Steven J. Sharp (3).................      80,000          14.17%     $   23.25     03/20/07    1,169,744   2,964,361
Steven J. Sharp (3).................      27,000           4.78%     $   20.25     12/03/07      343,848     871,379
Edward C. V. Winn (4)...............      15,000           2.66%     $   23.25     03/20/07      219,327     555,818
Edward C. V. Winn (4)...............       9,000           1.59%     $   20.25     12/03/07      114,616     290,460
Bruce R. Fournier (5)...............      10,000           1.77%     $   23.25     03/20/07      146,218     370,545
Bruce R. Fournier (5)...............       6,000           1.06%     $   20.25     12/03/07       76,411     193,640
J. David Pye (6)....................       9,000           1.59%     $   20.25     12/03/07      114,616     290,460
Ronald Ruebusch (7).................       9,000           1.59%     $   20.25     12/03/07      114,616     290,460

------------------------

(1) The grant of options under the Program to executive officers, including the officers named in the Summary Compensation Table above, is subject to the discretion of the Compensation Committee of the Board of Directors.

(2) These calculations are based on certain assumed annual rates of appreciation as required by rules adopted by the SEC requiring additional disclosure regarding executive compensation. Under these rules, an assumption is made that the shares underlying the stock options shown in this table could appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that amounts reflected in this table will be achieved.

(3) Options vest per the following schedules: The 80,000 share grant vests 20,000 shares from 6/1/97 through 5/31/98 in equal monthly installments; 30,000 shares from 6/1/98 through 5/31/99 in equal monthly installments; and 30,000 shares from 6/1/99 through 5/31/00 in equal monthly installments. The 27,000 share grant vests from 6/1/00 through 5/31/01 in equal monthly installments.

(4) Options vest per the following schedules: The 15,000 share grant vests 5,000 shares from 6/1/98 through 5/31/99 in equal monthly installments; and 10,000 shares from 6/1/99 through 5/31/00 in equal monthly installments. The 9,000 share grant vests from 6/1/00 through 5/31/01 in equal monthly installments.

(5) Options vest per the following schedules: The 10,000 share grant vests 3,500 shares from 6/1/98 through 5/31/99 in equal monthly installments; and 6,500 shares from 6/1/99 through 5/31/00 in equal monthly installments. The 6,000 share grant vests from 6/1/00 through 5/31/01 in equal monthly installments.

(6) The 9,000 share grant vests from 6/1/00 through 5/31/01 in equal monthly installments.

(7) The 9,000 share grant vests from 6/1/00 through 5/31/01 in equal monthly installments.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information with respect to the exercise of stock options and the value of stock options held by each of the Named Executive Officers at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING         VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                                       VALUE         AT FY-END (#)          AT FY-END($)(2)
                                   SHARES ACQUIRED    REALIZED        EXERCISABLE/            EXERCISABLE/
NAME                               ON EXERCISE(#)      ($)(1)        UNEXERCISABLE           UNEXERCISABLE
---------------------------------  ---------------  ------------  --------------------  ------------------------
Steven J. Sharp..................        40,000     $  1,148,909    289,417     97,000  $  4,769,510  $        0
Edward C.V. Winn.................        22,188     $    635,618     46,245     34,680  $    689,523  $  148,845
Bruce R. Fournier................         3,650     $    111,100     31,010     22,490  $    447,032  $   93,592
J. David Pye.....................         7,000     $    102,375     22,000     42,000  $      2,750  $    4,125
Ronald R. Ruebusch...............        --              --          16,800     32,200  $     31,500  $   43,500

------------------------

(1) Market value of the underlying securities at exercise date, minus the exercise price of the options.

(2) Based on the closing price of $20.25 of the Company's Common Stock on December 31, 1997 as reported by The NASDAQ National Market, minus the exercise price of the unexercised options.

                             DIRECTOR COMPENSATION

    Until April 3, 1996, Directors received no cash fees for services provided in that capacity but were reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. From and after April 3, 1996, each non-employee Directors receives, in addition to reimbursement for out-of-pocket expenses, $1,000 per Board meeting attended in person and $500 for each Board meeting in which he participates by phone and for each committee meeting he attends. The Company's 1987 and 1996 Stock Incentive Programs provide that options may not be granted to non-employee Directors who represent stockholders holding more than 1% of the outstanding shares. Options may be granted to non-employee Directors who do not represent such stockholders ("Outside Directors") only pursuant to a nondiscretionary, automatic grant mechanism, whereby each Outside Director is automatically granted an option to purchase 6,000 shares on the date of each Annual Meeting of Stockholders. Each new Outside Director who joins the Board on a date other than the date of an Annual Meeting of Stockholders is entitled to automatically receive an option to purchase a prorata number of shares of the Company's Common Stock based upon the portion of the period between the Annual Meetings of Stockholders remaining. Options granted to Outside Directors have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant and vest at a rate of 12.5% per calendar quarter following the date of grant so long as the optionee remains a Director of the Company.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    EDWARD C.V. WINN. In February 1995, Edward C.V. Winn, the Company's Chief Financial Officer, Executive Vice President, Finance and Administration and Secretary, entered into a letter agreement with the Company pursuant to which he is to receive an annual base salary of $190,000. The agreement provides that, with certain exceptions, in the event that Mr. Winn's employment is terminated by the Company for other than just cause, he will receive severance pay equal to nine months salary at his then current salary (not less than $190,000 per year) paid every two weeks and fully paid Company insurance benefits for nine months. Should the Company experience a change in control and Mr. Winn elects to leave the Company for good reason, Mr. Winn will become vested in the last eight months of his unvested stock options (see "Change-in-Control Arrangements" below) and receive a lump-sum payment equal to six months pay at his then current salary (not less than $190,000 per year) plus fully paid Company insurance benefits for six months.

    STEVEN J. SHARP. In September 1991, under the terms of his acceptance of employment with the Company, Steven J. Sharp, President, Chief Executive Officer and Chairman of the Board of Directors, entered into a letter agreement with the Company pursuant to which he was to receive an annual base salary of $225,000, subject to annual review, and a quarterly bonus of $18,750 if the Company achieved its operating income goals in the relevant quarter. The Company also granted Mr. Sharp an option to purchase 178,571 shares of Common Stock with an exercise price of $1.40 per share which option vested at a rate of 2% per month over a 50-month period. Upon the closing of the Company's initial public offering in December 1993, that portion of Mr. Sharp's option which would otherwise have vested over the final 12 months of the 50 month vesting period (42,857 shares) vested immediately.

    In the event that the Company desires to terminate Mr. Sharp's employment for any reason, it must provide Mr. Sharp with one year's advance notice or, in lieu of such notice, a payment equal to one year's compensation at the then-current rate. In conjunction with his acceptance of employment, Mr. Sharp also received a loan from the Company in the amount of $150,000 in lieu of relocation assistance. The loan agreement provides that the loan will be forgiven in the amount of $30,000 (and any accrued interest) on each of January 1, 1993, 1994, 1995, 1996 and 1997. The agreement also provides that if Mr. Sharp's employment with the Company is terminated for any reason, the entire principal amount remaining, and any accrued interest, will be forgiven as of the date of termination. The balance of this loan was $30,000. The final debt forgiveness was recorded on January 1, 1997 in the amount of $31,704.

CHANGE-IN-CONTROL ARRANGEMENTS

    In January 1995, the Board approved an amendment to the option agreements held by each current and future executive officer (an "Executive Officer") of the Company, as determined from time to time by the Board of Directors or committee thereof, to provide that, in the event of a change of control of the Company, certain outstanding options held by each Executive Officer listed on page X of this Proxy Statement to purchase Common Stock of the Company granted pursuant to the Company's incentive stock programs, regardless of whether such stock options are then exercisable in accordance with their terms, shall become vested and exercisable as follows:

    1. The Chief Executive Officer shall become immediately vested for those shares that would have otherwise become vested over the last twelve months of the options' vesting schedules.

    2. The Chief Financial Officer shall become immediately vested for those shares that would otherwise have become vested over the last eight months of the options' vesting schedules.

    3. All other Executive Officers shall become immediately vested for those shares that would have otherwise become vested over the last four months of the options' vesting schedules.

    However, the amendment prohibits such acceleration if the Board of Directors determines, based on written opinion of the Company's independent public accountants, that the enforcement of the foregoing amendments to the option agreements of the Executive Officers, which require the acceleration of vesting of options to purchase shares of the Company's Common Stock under certain circumstances upon a change of control, would preclude accounting for any proposed business combination of the Company as a "pooling of interests," and the Board of Directors otherwise desires to approve a proposed business combination, a condition to the closing of which is that it be accounted for as a "pooling of interests," then the foregoing amendments to the option agreements of the Executive Officers shall be null and void.

    The reincorporation of the Company from California to Delaware on February 18, 1997 was not a change in control and no acceleration of option vesting occurred as a result.

                      1996 STOCK INCENTIVE PROGRAM SUMMARY

    BACKGROUND. The 1996 Stock Incentive Program (the "1996 Program"), which was approved by the Company's Board of Directors in February 1996 and, replaced the existing 1987 Stock Incentive Program (the "1987 Program" ) when, pursuant to its terms, the 1987 Program terminated. The Program provides for the grant of incentive stock options ("ISOs") to officers and other employees of the Company or any parent or subsidiary, and non-qualified stock options ("NQSOs") to officers and other employees of the Company, Directors, and consultants of the Company. As of March 31, 1998 the persons eligible to participate in the Program included 8 officers, 4 Directors and 639 non-executive officer employees of the Company. During the year ended December 31, 1997, options to purchase 588,591 shares of Common Stock were granted under the Program at an average exercise price of approximately $22.55 per share. As of March 31, 1998, options to purchase 707,789 shares of Common Stock (82,204 of which were vested) were outstanding under the Program at an average exercise price of approximately $22.08 per share and 1,699 shares of Common Stock had been issued upon exercise of options under the Program. At March 31, 1998, 90,512 shares were available under the Program.

    ADMINISTRATION. The Board of Directors has vested the Compensation Committee with full authority to administer the Programs in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the Program. Currently, a Compensation Committee consisting of Outside Directors Gibson, Kvamme and Rhines, all Disinterested Persons, are administering the Programs. In any calendar year, no person may be granted options under the Programs exercisable for more than 125,000 shares, except the Chief Executive Officer who may not receive options under the Programs exercisable for more than 250,000 shares.

    MINIMUM OPTION PRICE. The exercise prices of ISOs granted under the Programs must equal or exceed the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who holds 10% or more of the voting power of the Common Stock (a "10 percent stockholder")), and the exercise price of NQSOs must equal or exceed 50% of the fair market value of Common Stock on the date of grant. As defined in the Programs, "fair market value" means the last reported sales price of the Common Stock on The NASDAQ National Market System on the date of grant.

    DURATION OF OPTIONS. Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the Programs expires on the date specified by the Compensation Committee, but in no event more than (i) ten years and one day from the date of grant in the case of NQSOs, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to a 10% Stockholder.

    MEANS OF EXERCISING OPTIONS. The Board of Directors, or the Compensation Committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of the Company's Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under federal and state law.

    TERM AND AMENDMENT OF THE PROGRAM. The Programs became effective when adopted by the Board of Directors. The 1996 Program will continue in effect until February 1, 2006 unless earlier terminated, and the 1987 Program terminated on March 26, 1997, in accordance with its terms. The Board of Directors may terminate or amend the Programs at any time, provided, however, that the Company must obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule, regulation or statute. Such stockholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

    ASSIGNABILITY. Unless otherwise indicated, no option granted under the Program is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

    FEDERAL TAX EFFECTS OF ISOS. The Company intends that ISOs granted under the Program will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, the Company is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

    FEDERAL TAX EFFECTS OF NQSOS. If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. The Company may deduct the amount of expense recognized by an employee as compensation expense. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and the employee has not filed a "Section 83 Election," then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

    The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

    PARTICIPATION IN THE PROGRAMS. The grant of options under the Programs to executive officers is subject to the discretion of the Board of Directors and the recommendation of the Board's Compensation Committee. The following executive officers of the Company received grants covering the following number of shares on March 20, 1997 at $23.25 per share, the fair market value of the Company's Common Stock on the date of grant: Mr. Mohn--7,000 shares; Mr. Fournier--10,000 shares; Mr. Ranjit--6,800 shares; Mr. Winn--15,000 shares; and Mr. Sharp--80,000 shares. On December 3, 1997 the following executive officers of the Company received grants covering the following number of shares at $20.50, the fair market value of the Company's Common Stock on the date of grant: Mr. Fournier--6,000 shares; Mr. Mohn--9,000 shares; Mr. Ruebusch--9,000 shares; Mr. Pye--9,000 shares; Mr. Ranjit--4,500 shares; Mr. Winn--9,000 shares; and Mr. Sharp--27,000 shares. The table of option grants under "Executive Compensation and Other Matters--Option Grants in Last Fiscal Year" provides information concerning the grant of options to the Named Executive Officers during fiscal 1997. Information regarding the automatic, nondiscretionary options granted to non-employee Directors during fiscal 1997 is set forth under the heading "Executive Compensation and Other matters--Compensation of Directors." During fiscal 1997, all current officers and Directors, as a group, and all non-officer employees, as a group received options to purchase 216,300 shares and 372,291 shares, respectively under the Programs. In fiscal 1998, the Outside Directors will each receive an option to purchase 6,000 shares of the Company's Common Stock, or an aggregate of 24,000 shares, at fair market value on the date of grant, pursuant to the nondiscretionary grant mechanism in place for such Directors.

                   1998 EMPLOYEE STOCK PURCHASE PLAN SUMMARY

    BACKGROUND. The 1998 Employee stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in December 1997. As of April 6, 1998, no shares had been issued pursuant to the Purchase Plan. The Purchase Plan will replace the Company's existing Employee Stock Purchase Plan (the "Existing Plan") with respect to future offerings to employees. As of April 6, 1998, an aggregate of 115,542 shares were available for issuance under the Existing Plan. Based on present participation levels, the Company expects that it will issue all such available shares pursuant to current obligations under the Existing Plan within the next several months, and the Existing Plan will terminate when all such shares have been issued. The Purchase Plan is substantially identical to the Existing Plan except that (I) the Purchase Plan shall initially have 400,000 shares of Common Stock reserved for issuance thereunder, rather than 200,000; and (ii) the Purchase Plan shall include a Renewal Feature (as defined below). During any period of overlap in the existence of the Existing Plan and the Purchase Plan, each employee will be restricted to participation in the plans only to the extent permitted under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

    For future issuances, the stockholders are being asked to approve the adoption of the Purchase Plan and the reservation of 400,000 shares thereunder, plus an annual increase (the "Renewal Feature") to be added on May 1 of each year beginning in 1999 equal to the lesser of: (i) the number of shares of Common Stock needed to restore the number of shares available for purchase to 400,000 or (ii) a lesser amount determined by the Board. The Company believes that the Purchase Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to adopt the Purchase Plan so that the Company may continue to provide eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions, thereby aligning their individual financial interest more closely with those of the stockholders.

    ADMINISTRATION. The Purchase plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirement of that section of the Code. The Purchase Plan shall be administered by the Board of Directors or a committee thereof (the "Administrator"). Every finding, decision and determination by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

    ELIGIBILITY. All persons who are employed by the Company on a given enrollment date and who are customarily employed by the Company for at least twenty hours per week and more than five months per calendar year are eligible to participate in the Purchase Plan. Participation in the Purchase Plan ends automatically on termination of employment with the Company. An eligible employee may become a participant by completing a subscription agreement authorizing payroll deductions and filing it with the Company's payroll office at least 5 business days prior to the applicable enrollment date.

    OFFERING AND EXERCISE PERIODS. The Purchase Plan is implemented by overlapping offering periods of 24 months each ("Offering Periods"). Offering Periods commence every six months, beginning on the first trading day on or after December 1 and June 1 each year, and consist of four exercise periods of six months each ("Exercise Periods"). The Board may change the duration of the Exercise Periods or the length or date of commencement of an Offering Period. To the extent the fair market value of the Common Stock on any exercise date in an Offering Periods is lower than the fair market value of the Common Stock on the first day of the Offering Period, then all participants in such Offering Periods will be automatically withdrawn from such Offering Period immediately after the exercise of their options on such exercise date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

    GRANT OF OPTION; PURCHASE PRICE. On the first day of each Offering Periods (the "Offering Date"), each eligible employee participating in the Purchase Plan is granted an option to purchase on the last day of each Exercise Period in such Offering Period (the "Exercise Date") a number of shares of Common Stock of the company determined by dividing such employee's accumulated payroll deductions by the lower of: (i) 85% of the fair market value of one share of the Company's Common Stock on the Offering Date or (ii) 85% of the fair market value of one share of the company's Common Stock on the applicable Exercise Date. Unless a participating employee withdraws from the Purchase Plan, his or her option is automatically exercised on each Exercise Date of the Offering Period; provided that in no event will an employee be permitted to purchase during an Exercise Period more than 7,500 shares.

    In addition, no employee will be permitted to subscribe for shares under the purchase Plan if, immediately after such subscription, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), nor will any employee be permitted to participate in the Purchase Plan to the extent such employee could buy under all employee stock purchase plans of the Company more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any one calendar year. The fair market value of the Common Stock on a given date is the closing sale price of the Common Stock for such date as quoted on the NASDAQ National Market.

    PAYROLL DEDUCTIONS. The purchase price for the shares is accumulated by payroll deductions during the Offering Period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the Purchase Plan to include all base straight time gross earnings, exclusive of payment for overtime, shift premium incentive compensation, incentive payments, bonuses, commissions and other compensation. A participant may discontinue his or her participation in the Purchase Plan at any time during the Offering Period. Payroll deductions commence on the first payday following the Offering Date, and continue at the same rate with automatic enrollment in subsequent Offering Periods, unless sooner terminated, increased or decreased by the participant.

    WITHDRAWAL; TERMINATION OF EMPLOYMENT. Employees may end their participation in an offering at any time during the Offering Period, and participation ends automatically on termination of employment with the Company or failure of the participant to remain in the continuous scheduled employment of the Company for at least 20 hours per week. Once a participant withdraws from a particular offering, that participant may withdraw all, but not less than all, of the payroll deductions credited to such participant's account by giving written notice to the Company.

    TRANSFERABILITY. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to the Purchase Plan), and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL. The shares reserved under the Purchase Plan, as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, will be proportionately adjusted for any stock split, reverse stock split, stock dividend, combination or reclassification of the Common stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. In the event of the proposed dissolution or liquidation of the Company, the pending Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all the assets of the Company or a merger of the Company with or into another corporation, the Purchase Plan provides that each option under the purchase Plan will be assumed or an equivalent option will be substituted by the successor or purchaser corporation, unless the Board determines, in its sole discretion, to shorten the Exercise Periods and Offering Periods then in progress or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Periods then in progress.

    AMENDMENT AND TERMINATION. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. Except as provided in the Purchase Plan, no termination can affect options previously granted, nor may any amendment make any change in any option already granted which adversely affects the rights of any participant. Shareholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation. Unless terminated sooner, the Purchase Plan will terminate 10 years from its effective date.

    FEDERAL TAX INFORMATION. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of
Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the Offering Period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the first day of the Offering Period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the company with respect to the shares purchased under the Purchase plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of participant's death or the income tax laws of any state or foreign country in which the participant may reside.

    PARTICIPATION IN THE PURCHASE PLAN. Eligible employees participate in the Purchase Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the Purchase Plan. Accordingly, future purchases under the Purchase Plan are not determinable at this time.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Messrs. Gibson, Kvamme and Rhines. Mr. Sharp who is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, participates in the discussions and decisions regarding salaries and incentive compensation for all executive officers of the Company, except that Mr. Sharp is excluded from discussions regarding his own salary and incentive compensation.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 1997. The information contained in such report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

    The Company's 1997 executive compensation program was designed to align the interests of executives with the interest of the stockholders by creating a performance-oriented environment that rewards performance related to the goals of the Company. The Company's executive compensation program was also designed to attract and retain qualified executives in the highly competitive high technology marketplace in which the Company competes. In this regard, the levels of executive compensation established by the Committee were designed to be consistent with those available to other executives in the industry. The Company's executive compensation program consists primarily of the following integrated components:

    1. BASE SALARY--which was designed to compensate executives competitively within the industry and the marketplace.

    2. QUARTERLY PROFIT SHARING--which provided a direct link between executive compensation and the quarterly performance of the Company.

    3. KEY EMPLOYEE INCENTIVE PLAN--which provided for a direct link between executive compensation and the quarterly and annual performance of the Company.

    4. LONG TERM INCENTIVES--which consisted of stock options that link management decision making with long-term Company performance and stockholder interests.

    The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers, unless compensation is performance-based. In general it is the Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

BASE SALARIES

    Base salary levels for the Chief Executive Officer (the "CEO") and other executive officers of the Company are reviewed annually by the Compensation Committee. The Committee's current policy is to maintain base salary levels in the median range for the industry when compared with those of executives holding similar positions with other companies in the high technology and semiconductor industries that are similar in size to the Company. Certain companies included in the peer group index of the stock performance graph are also included in surveys reviewed by the Company in determining salary levels for the CEO and other executive officers of the Company.

QUARTERLY PROFIT SHARING

    All employees participate in the profit sharing program. Profit sharing is paid quarterly and equals a percentage of the employees' quarterly W-2 income. In 1997, the profit sharing pool was equal to 10 percent of operating income. One half of the profit sharing amount is paid quarterly in cash, with the other half paid as an employer contribution to employees' 401(k) account. Only employees who are employees at the end of the fiscal year receive the 401(k) portion of the profit sharing. Profit sharing amounts, as a percentage of Base Salary, ranged from approximately 2.1 percent to 3.7 percent, 2.1 percent to 4.0 percent, 1.0 percent to 1.7 percent and 0.75 percent to 1.1 percent for the first, second, third and fourth quarters of 1997, respectively, for the CEO and the Named Executive Officers.

KEY EMPLOYEE INCENTIVE PLAN

    The Company provides for bonuses for its key employees. Participants must be employed full time by the Company during the entire fiscal quarter to be eligible for a bonus that quarter. The bonus is based on actual versus budgeted Operating Income measured after Profit Sharing and Bonus accruals. The bonuses vary linearly between 80% and 150% of the level of achievement of the budgeted Operating Income. Individual bonuses will be reduced by the amount of Profit Sharing (both cash and 401(k) contribution) earned by each participant. During 1997, bonuses totaling $13,055.71 were paid to the CEO and $27,567.57 to the Named Executive Officers for the first and second quarters.

LONG TERM INCENTIVES

    The Company provides long term incentives through the grant of stock options under its 1996 Stock Incentive Program (the "Program"). The purpose of the Program is to create a direct link between compensation and the long-term performance of the Company. Stock options under this Program are generally granted at an exercise price equaling 100% of fair market value, have a ten year term and generally vest in installments over four years. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executives' compensation is directly aligned with an increase in stockholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer's acceptance of employment with the Company, or upon promotion to executive officer. When determining the number of stock options to be awarded to an executive officer, the Compensation Committee considers (i) the executive's current contribution to the Company's performance, (ii) the executive's anticipated contribution in meeting the Company's long-term strategic performance goals and (iii) comparisons to an internally generated informal survey of executive stock option grants made by other high technology and semiconductor companies at a similar stage of development as the Company. Individual considerations, such as the executive's current and anticipated contributions to the Company's performance may be more subjective and less measurable by financial results at the corporate level. In this respect, the Committee exercises significant judgment in measuring the contribution or anticipated contribution to the Company's performance. The Compensation Committee also periodically reviews the stock options granted to insure equitable distribution of such options among the officers.

    Under the guidelines stated above, the Compensation Committee did review and grant on March 20, 1997 and December 3, 1997 stock options to the CEO and Named Executive Officers as detailed in the Executive Compensation and Other Matters--Stock Option Grants.

OTHER

    The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including the Company's Employee Stock Purchase Plan.

CEO COMPENSATION

    The Committee reviews the Chief Executive Officer's compensation annually using the same criteria and policies as are employed for the other executive officers. The compensation of the Company's CEO is determined in part by the terms of a letter agreement entered into with the CEO upon his acceptance of employment with the Company in September 1991. See "Employment Contracts and Change-In-Control Arrangements" above. However, the Committee retains the discretion to increase the CEO's compensation to levels above those provided in the letter agreement. The Committee raised Mr. Sharp's salary to $260,000 for fiscal 1996. Mr. Sharp received an aggregate bonus of $4,363 during 1997 under the Company's Profit Sharing Plan described above. Such amount reflected 2.0 percent, 2.7 percent, 1.0 percent and 0.80 percent of Mr. Sharp's Base Salary for the first, second, third and fourth quarter, respectively. In addition, he received an aggregate bonus of $13,055.71 during 1997 under the Company's Key Employee Incentive Plan described above. Mr. Sharp received stock option grants totaling 107,000 shares under the Company's 1996 Stock Incentive Program during 1997 (See "Executive Compensation and Other Matters--Stock Option Grants").

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

E. Floyd Kvamme
Charles Scott Gibson
Dr. Walden C. Rhines

                            STOCK PERFORMANCE GRAPH

    The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the Company, (b) a broad-based equity market index and (c) an industry-specific index or a registrant-constructed peer group index. Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the NASDAQ U.S. Index and of the SIC Code 3674--Electronic Components and Accessories Index for the period commencing December 13, 1993 (the date of the Company's initial public offering) and ending on December 31, 1997. The information contained in such graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL SHAREHOLDER RETURNS
DOLLARS
YEARS ENDING
                                             TRIQUINT SEMICONDUCTOR INC      NASDAQ U.S. INDEX       PEER GROUP
12/13/93                                                            100                    100              100
Dec93                                                            111.36                 102.79           105.08
Dec94                                                             59.09                 100.51           131.41
Dec95                                                            122.72                 142.10           196.39
Dec96                                                            239.76                 174.78           303.00
Dec97                                                            184.08                 214.57           316.21

    No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

    The peer group index used, SIC Code 3674--Electronic Components and Accessories, utilizes the same the same methods of presentation and assumptions for the total return calculation as the Company and the NASDAQ U.S. Index. All companies in the peer group index are weighted in accordance with their market capitalizations.

    Companies included in the peer group index are as follows:

3D Labs Inc. Ltd
8X8 Inc.
Actel Corp.
Advanced Micro Devices
Advanced Photonix, Inc.
Aeroflex, Inc.
Alliance Semiconductor Corporation
Alpha Industries
Altera Corporation
Anadigics, Inc.
Analog Devices
Applied Micro Circuits Corp.
Artisan Components Inc.
Atmel Corporation
Aureal Semiconductor
Benchmarq Microelectronics
BKC Semiconductor, Inc.
Bowmar Instrument Corporation
Burr-Brown Corporation
Catalyst Semiconductor, Inc.
Chips & Technologies, Inc.
Cree Research Inc.
Cypress Semiconductor Corporation
Dallas Semiconductor Corporation
Data Systems & Software, Inc.
Dense-Pac Microsystems, Inc.
Diodes, Inc.
Dionics, Inc.
Elantec Semiconductor, Inc.
Electronic Designs Inc.
ESS Technology, Inc.
Exar Corporation
Fairchild Semiconductor Corp.
Galileo Technology Ltd.
General Semiconductor, Inc.
Harman Industries, Inc.
HEI, Inc.
Hytek Microsystems, Inc.
IBIS Technology, Inc.
IMP, Inc.
Information Storage Devices
Integrated Circuit systems
Integrated Device Technology, Inc.
Integrated Silicon Solution
Intel Corporation
International Rectifier Corporation
Jetronic Industries, Inc.
Kopin Corp.
Kyocera Corporation--ADR
Lattice Semiconductor Corporation
Level One Communications, Inc.
Linear Technology Corporation
Logic Devices, Inc.
LSI Logic Corporation
Macronix International Ltd.--ADR
Maxim Integrated Products
MEMC Electronic Materials, Inc.
Micrel, Inc.
Micro Linear Corporation
Microchip Technology Inc.
Microchip Technology, Inc.
Microelectronic Packaging
Micron Technology Inc.
Micropac Industries, Inc.
Microsemi Corp.
Mitsubishi Electronics Corporation--ADR
Mizar, Inc.
MRV Communications, Inc.
National Semiconductor Corporation
Neomagic Corp.
Nuwave Technologies, Inc.
Oak Technology, Inc.
Optek Technology, Inc.
Opti, Inc.
Panda Project, Inc.
Paradigm Technology, Inc.
Pericom Semiconductor Corp.
PMC-Sierra, Inc.
Power Integrations, Inc.
Qlogic Corporation
Quality Semiconductor, Inc.
Quicklogic Corp.
Ramtron International Corporation
Remec, Inc.
RF Micro Devices, Inc.
Ross Technologies, Inc.
SDL Inc.
Semicon, Inc.
Semiconductor Laser Intl. Corporation
Semtech Corporation
SGS-Thomson Microelectronics
Sigma Designs Inc.
Silicon Storage Technology
Siliconix Inc.
Simtek Corporation
Sipex Corporation
Smart Modular Technologies, Inc.
Solitron Devices, Inc.

Spectrum Signal Processing
Standard Microsystems Corp.
Supertex, Inc.
Taiwan Semiconductor--ADR
Telcom Semiconductor, Inc.
Texas Instruments, Inc.
Three-Five Systems, Inc.
Tower Semiconductor, Ltd.
Transwitch Corporation
Trident Microsystems, Inc.
TriQuint Semiconductor, Inc.
Uniphase Corporation
Unitrode Corporation
Universal Display Corp.
Vitesse Semiconductor Corporation
VLSI Technology, Inc.
Xerographic Laser Images CP
Xicor, Inc.
Xilinx Inc.
Zilog, Inc.
Zing Technologies, Inc.
Zoran Corporation

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In September 1991, the Company entered into an employment agreement with Steven Sharp, the Company's Chairman of the Board of Directors, Chief Executive Officer and President, providing for certain relocation benefits. The Company provided such relocation benefits through a loan to Mr. Sharp, and on November 30, 1992, Mr. Sharp executed a promissory note evidencing a $150,000 loan at a rate of 5.68 percent per annum and due in 1997. This promissory note provided for annual forgiveness of $30,000 of principal plus any accrued and unpaid interest on January 1 of each year until such time as the loan was repaid or forgiven in full as long as Mr. Sharp was an employee of the Company. The agreement also provided that if Mr. Sharp's employment with the Company was terminated for any reason, the entire principal amount remaining, and any accrued interest, would be forgiven as of the date of termination. The Company forgave $31,704, $33,408 and $31,704 on January 1, 1995, January 1, 1996 and
January 1, 1997, respectively. As of January 1, 1996 and January 1, 1997, the outstanding principal and accrued interest on the loan was $31,704 and $30,000, respectively. The Company forgave the loan in full on January 1, 1997.

    Until June 1996, Paul Gary, a Director of the Company, was employed by AT&T, a stockholder of the Company. Although, Mr. Gary is no longer an employee of AT&T or its successor Lucent Technologies, Inc. (collectively "Lucent"), his nomination was proposed to the Board of Directors by Lucent. Mr. Gary serves as a representative of Lucent on the Company's Board of Directors and he is compensated for his services on the Company's Board of Directors by Lucent. However, the Company reimburses Mr. Gary for any out-of-pocket expenses incurred in connection with travel to meetings of the Company's Board of Directors. As a result of his relationship with Lucent, Mr. Gary did not receive a partial nondiscretionary stock option for the Company's Common Stock in fiscal 1997 and will not receive such an automatic grant in fiscal 1998.

    Lucent Technologies, Inc., a spin-off of AT&T, holds 661,059 shares of the Company's Common Stock and a warrant to purchase 200,000 additional shares of the Company's Common Stock at $24.00 per share (the "Warrant"). In conjunction with Lucent's acquisition of the Company's Common Stock and the Warrant in August 1993, Lucent entered into a series of agreements with the Company, including an Asset Purchase Agreement, a Joint Development and Technology Transfer Agreement, a Manufacturing Services Agreement, and a Patent License Agreement. The Lucent agreements provide for the Company to work jointly with Lucent to develop and market certain GaAs wafers and other products. The agreements do not provide any minimum order or development requirements for Lucent, and there can be no assurance that a substantial relationship with Lucent will result. The sale of the Company's products to Lucent occurs at prices no more favorable than those charged to other customers.

    On January 13, 1998, the Company acquired substantially all of the assets of the Monolithic Microwave Integrated Circuit ("MMIC") operations of the former Texas Instruments' Defense Systems & Electronics Group from Raytheon TI Systems, Inc., a Delaware corporation ("RTIS") and a wholly owned subsidiary of the Raytheon Company ("Raytheon"). The MMIC operations include the Gallium Arsenide

("GaAs") foundry and MMIC business of the R/F Microwave Business Unit that RTIS acquired on July 11 from Texas Instruments Incorporated, a Delaware corporation ("TI") which MMIC business includes without limitation, TI's GaAs Operations Group, TI's Microwave GaAs Products Business Unit, the MMIC component of TI's Microwave gas Products Business Unit, the MAC component of It's Microwave Integrated Circuits Center of Excellence and the MAC research and development component of TI's Systems Component Research Laboratory (collectively, the "MMIC Business").

    Pursuant to a Final Judgment entered on November 6, 1997 (the "Final Judgment") in the United States District Court for the District of Columbia in Civil Case No. 97-1515 known as United States of America v. Raytheon Company and Texas Instruments, Inc., a related Stipulation and Order entered in the same case on July 2, 1997, and a related Hold Separate and Partition Plan Stipulation and Order entered in the same case on July 2, 1997 (the "Hold Separate Order"), Raytheon agreed to promptly divest the MMIC Business and, pending such divestiture, to maintain the MMIC Business as an independent competitor held separate from Raytheon. Pursuant to and in accordance with the Final Judgment, the acquisition was accomplished pursuant to an Asset Purchase Agreement (the "Agreement"), dated as of January 8, 1998, by and between the Company and RTIS. The Company has assigned its rights under the Agreement to a wholly owned subsidiary, TriQuint Semiconductor Texas, Inc., a Delaware corporation, which will operate the MMIC Business, located primarily in Dallas, Texas.

    Under the terms of the Agreement, TriQuint acquired the MMIC Business for approximately $19.5 million in cash and 844,613 shares of TriQuint Common Stock (the "Shares") valued at approximately $19,500,000 for a total purchase consideration of approximately $39 million. The Shares are redeemable at TriQuint's option at any time within 360 days of January 13, 1998 at a price of approximately $23 per share. The cash portion of the purchase price was financed through an equipment leasing arrangement through General Electric Capital Corporation involving certain assets acquired pursuant to the Agreement. The terms of the Agreement were the result of arm's-length negotiations between the parties.

    In connection with its approval of the transaction, the Department of Justice required that RTIS place all the Shares into a voting trust in order to divest itself of voting power with respect to the Shares. Accordingly, on January 13, 1998, RTIS entered into a Voting Trust Agreement with State Street Bank and Trust Company, a Massachusetts trust company ("State Street"), under which, for any matter for which any vote or consent is requested from holders of TriQuint Common Stock, State Street will vote the Shares as practicable in the same proportion as the other holders of TriQuint Common Stock.

    All future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1997 all executive officers and other employees of the Company who are subject to Section 16 of the Exchange Act, Directors and greater than 10% stockholders complied with all applicable filing requirements.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 21, 1998 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          By Order of the Board of Directors:

                                                  [LOGO]

                                          Edward C.V. Winn
                                          EXECUTIVE VICE PRESIDENT,
                                          FINANCE AND ADMINISTRATION,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Dated: April 20, 1998

                    TRIQUINT SEMICONDUCTOR, INC.

                    1996 STOCK INCENTIVE PROGRAM
          (AS AMENDED AND RESTATED EFFECTIVE MAY 29, 1997)

     1. Purposes of the Program. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or shareholders owning more than one percent (1%) of the outstanding shares of the Company.

     2.   Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)  "Board" shall mean the Board of Directors of the Company.

          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e)  "Common Stock" shall mean the Common Stock of the Company.

          (f) "Company" shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

          (g) "Committee" shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

          (h) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director's fee by the Company.

          (i)  "Director " shall mean a member of the Board.

          (j) "Continuous Status as an Employee, Consultant or Outside Director" shall mean the absence of any interruption or termination of service as an Employee, Consultant or Outside Director. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (k) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (n) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

          (o) "Officer " shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "Option" shall mean a stock option granted pursuant to the Program.

          (q) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (r) "Optionee" shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

          (s) "Outside Director" shall mean a member of the Board of Directors of the Company who is not an Employee.

          (t) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u)  "Program" shall mean this 1996 Stock Incentive Program.

          (v) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

          (w) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Program.

          (x) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Program. Subject to the provisions of Section 10 of the Program, the maximum aggregate number of shares under the Program is 800,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Program shall have been terminated, become available for future grant under the Program. Notwithstanding the above, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Program.

     4.   Administration of the Program.

          (a)  Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Program, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7 of the Program; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option (except with respect to automatic Option grants made to certain Outside Directors);
(v) to interpret the Program; (vi) to prescribe, amend and rescind rules and regulations relating to the Program; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator;
(ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld; and (x) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

          (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

     5.   Eligibility.

          (a) Options may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither employees nor representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8(b)(ii) hereof. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) To the extent that the aggregate fair market value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

          (c) Neither the Program nor any Option shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time with or without cause.

          (d) The following limitations shall apply to grants of Options under the Program (defined below):

                    (i) The President of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 250,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 125,000 Shares.

                    (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 10.

                    (iii) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 10), the canceled Option will be counted against the limit set forth in Section (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

                    (iv) The foregoing limitations set forth in this Section 5(d) are intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

     6. Term of Program. The Program shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the shareholders of the Company as described in Section 16 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Program.

     7.   Exercise Price and Consideration of Shares.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of a Nonstatutory Stock Option shall be such price as is determined by the Administrator, but in no event shall it be (i) less than 50% of the fair market value per Share on the date of grant and (ii) in the case of an Incentive Stock Option, not less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:

                    (i)  cash,

                    (ii) check,

                   (iii) promissory note,

                    (iv) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

                    (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

                    (vi) any combination of such methods of payment, or such
                         other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

     In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of:

                    (i)  cash,

                    (ii) check,

                   (iii) other Shares of Common Stock which (i) either have
                         been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

                    (iv) delivery of a properly executed exercise notice
                         together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

                    (v)  any combination of such methods of payment.

     8.   Options.

          (a) Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement in the form attached hereto as Exhibit A. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit B-1 or B-2. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof the term shall be as stated in such Section.

          (b)  Exercise of Option.

                    (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8(b)(ii) below, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Program.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

                    (ii) Automatic Option Grants to Certain Outside Directors. The provisions set forth in this Section 8(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                         (A)  No person shall have any discretion to select
which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

                         (B)  On the date of each annual meeting of the
Company's shareholders (beginning with the 1996 annual meeting of shareholders), each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date) and who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 6,000 Shares; provided, however, that no options shall be granted to an Outside Director pursuant to Section 8(b)(ii)(B) of this Program for any calendar year in which the Outside Director has been granted options under the TriQuint Semiconductor, Inc. 1987 Stock Incentive Program.

                         (C)  Each Outside Director who is not a representative
of shareholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company's shareholders shall automatically receive, upon such date, an Option to purchase that number of Shares obtained by multiplying 6,000 by a fraction, the numerator of which is the difference obtained by subtracting from 12 the number of whole calendar months that have elapsed since the date of the previous annual meeting of the Company's shareholders and the denominator of which is 12; provided, however, that no options shall be granted to any Outside Director pursuant to Section 8(b)(ii)(C) of this Program for any calendar year in which such Outside Director has been granted options under the TriQuint Semiconductor, Inc. 1987 Stock Incentive Program..

                         (D)  The terms of an Option granted pursuant to this
Section 8(b)(ii) shall be as follows:

                              (1) the term of the Option shall be five (5) years;

                              (2) except as provided in Sections 8(b)(iii), 8(b)(iv) and 8(b)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                              (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, provided that, with respect to the Options granted on the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the

                                   Securities and Exchange Commission, the fair market value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended;

                              (4)  the Option shall become exercisable in
                                   installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Program.

                    (iii) Termination of Status as an Employee, Consultant or Outside Director. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within three (3) months (or, for Options not granted pursuant to Section 8(b)(ii) hereof, for such other period of time, not exceeding three (3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

                    (iv) Disability of Optionee. Notwithstanding the provisions of Section 8(b)(iii) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six (6) months (or, for Options not granted pursuant to Section 8(b)(ii) hereof, for such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

                    (v)  Death of Optionee.  In the event of the death of an
Optionee:

                         (A)  during the term of the Option, where the Optionee
is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he and she was entitled to exercise it at the date of death; or

                         (B)  within three (3) months after the termination of
Continuous Status as an Employee, Consultant or Outside Director for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                    (vi) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that the Administrator shall not offer to buy out any Options granted pursuant to Section 8(b)(ii) of the Program.

     9. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such option shall contain such additional terms and conditions as the Administrator deems appropriate.

     10. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Option at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including as to Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. Provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8(b)(ii) hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company's assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such options, such options shall become fully vested and exercisable including as to Shares as to which such options would not otherwise be exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or asset sale, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11. Time of Granting Options. The date of grant of an Option shall be the date on which the Administrator makes the determination granting such Option, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

     12.  Amendment and Termination of the Program.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Program.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Program amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Program shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     14. Reservation of Shares. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. Option Agreements. Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Such agreements shall be subject to amendment from time to time as shall be determined by the Administrator; provided, however, that agreements reflecting option grants pursuant to Section 8(b)(ii) hereof shall contain only the terms and conditions as set forth in this Program.

     16. Shareholder Approval. Continuance of the Program shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Program is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

                          TRIQUINT SEMICONDUCTOR, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN


     The following constitute the provisions of the 1998 Employee Stock Purchase Plan of TriQuint Semiconductor, Inc.

     1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   DEFINITIONS.

          (a)  "BOARD" shall mean the Board of Directors of the Company.

          (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (d) "COMPANY" shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

          (e) "COMPENSATION" shall mean all base straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

          (f) "DESIGNATED SUBSIDIARIES" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "EMPLOYEE" shall mean any individual who is an employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary is at least twenty
(20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individuals right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (h)  "ENROLLMENT DATE" shall mean the first day of each Offering
Period.

          (i)  "EXERCISE DATE" shall mean the last day of each Purchase
Period.

          (j) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable, or;

               (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

               (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "OFFERING PERIOD" shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after December 1 and June 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (l)  "PLAN" shall mean this 1998 Employee Stock Purchase Plan.

          (m) "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (n) "PURCHASE PERIOD" shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

          (o) "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (p) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (q) "TRADING DAY" shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

     3.   ELIGIBILITY.

          (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. OFFERING PERIODS. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after December 1 and June 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof The Board shall have the power to change the duration of offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.   PARTICIPATION.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least five (5) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering Period.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6.   PAYROLL DEDUCTIONS.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed fifteen percent (15%) of the participant's Compensation during said Offering Period. Moreover, a participant's aggregate payroll deductions under two or more Plan offering periods that are overlapping may not exceed fifteen percent (15%) of the participant's Compensation.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior offering period or Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participants account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than seven thousand five hundred (7,500) Shares (subject to any adjustment pursuant to Section 18), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof.
Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and the option shall expire on the last day of the Offering Period.

     8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain scheduled as an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
Section 14 hereof, and such participant's option will be automatically terminated.

          (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the offering Period from which the participant withdraws.

     11. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  STOCK.

          (a) Subject to any adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 400,000 shares, plus an annual increase to be added on May 1 (beginning in 1999) of each year equal to the lesser of (i) the number of shares of Common Stock needed to restore the maximum aggregate number of shares of Common Stock which may be optioned and sold under the Plan to 400,000 shares or (ii) a lesser amount determined by the Board. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

     13. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

     14.   DESIGNATION OF BENEFICIARY.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the Reserves and the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Periods and Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Periods then in progress. If the Board shortens the Purchase Periods and Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19.   AMENDMENT OR TERMINATION.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

     23. AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                   EXHIBIT A
                          TRIQUINT SEMICONDUCTOR, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

_____ New Application                        Enrollment Date: _________________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)


1. I hereby authorize payroll deductions from each paycheck in the amount of _____% of my Compensation on each payday (not to exceed 15% under all offering periods of all employee stock purchase plans of the Company) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

2. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

3. I have received a copy of the complete "TriQuint Semiconductor, Inc. 1998 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

4. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):__________

     __________________________________________________________________________

 5. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN
     30 DAYS AFTER THE DATE OF ANY DISPOSITION OF MY SHARES AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

6. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


NAME:  (Please print) _________________________________________________________
                          (First)             (Middle)       (Last)


_______________________________       _________________________________________
Relationship
                                      _________________________________________
                                      (Address)



NAME:  (Please print) _________________________________________________________
                          (First)             (Middle)       (Last)


_______________________________       _________________________________________
Relationship
                                      _________________________________________
                                      (Address)


Employee's Social
Security Number:                      _________________________________________


Employee's Address:                   _________________________________________

                                      _________________________________________

                                      _________________________________________

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Dated:_________________________       _________________________________________
                                      Signature of Employee

                                      _________________________________________
                                      Spouses Signature (If beneficiary other
                                      than spouse)

                                   EXHIBIT B

                          TRIQUINT SEMICONDUCTOR, INC.

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


     The undersigned participant in the Offering Period of the TriQuint Semiconductor, Inc. 1998 Employee Stock Purchase Plan which began on _________________ 19___ (the "Enrollment Date") hereby notifies the Company that or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


                                      Name and Address of Participant:

                                      _________________________________________

                                      _________________________________________

                                      _________________________________________


                                      Signature:

                                      _________________________________________


                                      Date:____________________________________

                         TRIQUINT SEMICONDUCTOR, INC.
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 1998

     The undersigned hereby acknowledges receipt for the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 20, 1998 and hereby names, constitutes and appoints Steven J. Sharp and Edward C. V. Winn, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of TriQuint Semiconductor, Inc. (the "Company") to be held at 2:00 p.m. on Thursday, May 28, 1998, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 6, 1998, with all the powers that the undersigned would possess if he were personally present.

1. PROPOSAL 1--Election of Directors
   / / FOR all nominees listed below (except as marked to the contrary below)

   / / WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
   STEVEN J. SHARP DR. PAUL A. GARY CHARLES SCOTT GIBSON E. FLOYD KVAMME DR. WALDEN C. RHINES EDWARD F. TUCK
   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE
   NOMINEES NAMED ABOVE.                                ---

2. PROPOSAL 2--To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants for the year ending December 31, 1998.

   FOR PROPOSAL 2 / /    AGAINST PROPOSAL 2 / /   ABSTAIN ON PROPOSAL 2 / /
   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
   PROPOSAL 2                                           ---

3. PROPOSAL 3--To approve an amendment to the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program to increase the aggregate number of shares of Common Stock that may be issued thereunder by 450,000 shares to a total of 1,250,000 shares, as summarized in the accompanying proxy statement.

   FOR PROPOSAL 3 / /    AGAINST PROPOSAL 3 / /   ABSTAIN ON PROPOSAL 3 / /
   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
   PROPOSAL 3                                           ---

4. PROPOSAL 4--To approve the adoption of the TriQuint Semiconductor, Inc.
   1998 Employee Stock Purchase Plan and to reserve 400,000 shares of Common Stock that may be issued thereunder and the adoption of a provision for an annual increase in the number of shares available for issuance under the Plan on May 1st of each year beginning in 1999 equal to the lesser of: (1) the number of shares of Common Stock needed to restore the number of shares available for purchase to 400,000 or (ii) a lesser amount determined by the Board, as summarized in the accompanying proxy statement.

   FOR PROPOSAL 4 / /    AGAINST PROPOSAL 4 / /   ABSTAIN ON PROPOSAL 4 / /
   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
   PROPOSAL 4                                           ---

5. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND
4.    ---                                              ---


                                   I plan to attend the meeting [ ]

                                   ---------------------------------------
                                   Dated

                                   ---------------------------------------
                                   Shareholder (print name)

                                   ---------------------------------------
                                   Shareholder (sign name)


This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenant or as community property, both should sign.